                                                                      Exhibit 22
                                Tyco Toys, Inc.

                          Subsidiaries of the Company

  Almat Toy Company, Inc.
  Croner-Tyco Toys Pty. Ltd.
  DI Hong Kong Limited
  Ensueno-Tyco Toys de Mexico, S.A.de C.V.
  Hingham Enterprises Ltd.
  Illco (UK) Ltd.
  Illco Acquisition Corp.
  LI & HE Manufacturing Hong Kong, Ltd.
  Macau Die-casting Toys Ltd.
  Macau Toys Ltd.
  Matchbox Acquisition Ltd.
  Matchbox Collectibles (Deutschland) GmbH
  Matchbox Collectibles (UK) Ltd.
  Matchbox Collectibles Pty. Ltd.
  Matchbox Collectibles, Inc.
  Matchbox International Ltd.
  Matchbox Japan Ltd.
  Matchbox Toys (USA), Inc.
  Matchbox Toys Pty. Ltd.
  Matchbox Toys, Ltd.
  Nasta Far East, Ltd.
  Playtime Toys UK, Ltd.
  TBL, Ltd.
  TVMI Service Corp.
  Tyco (Hong Kong) Ltd.
  Tyco Distribution Corp.
  Tyco Far East Ltd.
  Tyco Funding I Corp.
  Tyco Funding II Corp.
  Tyco Industries, Inc.
  Tyco Investment Corp.
  Tyco Management I, Inc.
  Tyco Manufacturing (Europe), Inc.
  Tyco Manufacturing Corp.
  Tyco Matchbox (Deutschland) GmbH
  Tyco Preschool Toys, Inc.
  Tyco Services, Inc.
  Tyco Toys (Benelux) n.v.
  Tyco Toys (Canada) Inc.
  Tyco Toys (Espana) S.A.
  Tyco Toys (France) S.A.
  Tyco Toys (Italy) S.p.A.
  Tyco Toys (New Zealand) Pty., Ltd.
  Tyco Toys (Switzerland) A.G.
  Tyco Toys (UK) Ltd.
  Tyco Toys Europe n.v.
  Tyco Toys GmbH
  Tyco Toys(Singapore) Pte., Ltd.
  Unitoys Company Ltd.
  Universal International (Holdings) Ltd.
  Universal Product Innovations, Inc.
  View-Master Ideal (UK) Ltd.
  View-Master International (Singapore) Pte., Ltd.